--------------------------------------------------------------------------------
                                  NEWS RELEASE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           Northern Trust Corporation
                            50 South LaSalle Street
                            Chicago, Illinois 60675
                  Contact: Laurie McMahon, Investor Relations
                              (312) 444-7811 or
                     Dianne Kotsogiannis, Public Relations
Release #01478                 (312) 444-4281       http://www.northerntrust.com
--------------------------------------------------------------------------------


FOR IMMEDIATE RELEASE
---------------------

NORTHERN TRUST CORPORATION REPORTS RECORD 1998 THIRD QUARTER EARNINGS OF $.78 PER SHARE, UP 11%.

(Chicago, October 19, 1998) Northern Trust Corporation reported record net income per share of $.78 for the third quarter, an increase of 11% from the $.70 earned a year ago. Net income also increased 11% to a record $90.2 million from the $81.0 million earned in the third quarter of last year. This performance resulted in a return on average common equity of 20.5%.

     William A. Osborn, Chairman and Chief Executive Officer, commented, "We are pleased to report another record quarter, again confirming the value of our sharply focused strategy of delivering trust, investment management and banking services to targeted individual, corporate and institutional markets. Trust fees grew by 15% and continue to represent the key driver of our revenue growth. The 11% earnings per share growth for the quarter, 161% productivity ratio, and 20.5% return on common equity exceeded our strategic financial targets. Since September 30, 1997, trust assets under administration have grown 12% to $1.1 trillion, with assets under management increasing 34% to $221 billion."

                                     -more-

     Mr. Osborn continued, "Our performance during the quarter was especially gratifying in view of the level of risk in the global financial markets. Conservative management of risk allowed us to avoid the recent problems associated with lending to hedge funds and credit exposure in emerging markets."

                      THIRD QUARTER PERFORMANCE HIGHLIGHTS

     Revenues, after adjusting for a $10.0 million nonrecurring gain in 1997, increased 8% to $392.4 million. The third quarter of 1997 also benefited from a record $33.5 million in foreign exchange trading profits which were $9.9 million higher than in the quarter just ended. Trust fees grew 15% to a record $203.6 million in the quarter compared to $177.4 million in the third quarter of last year, representing 52% of total revenues and 77% of noninterest income.

     Trust fees from Personal Financial Services (PFS) in the quarter increased 18% and totaled $98.8 million compared to $83.7 million in the year-ago quarter. The increase resulted primarily from strong new business throughout Northern Trust's PFS office network. In addition, trust fees benefited from the favorable equity markets that prevailed at June 30th when most of the market-based trust fees for the quarter were determined. Trust fees in each state increased 16% or more from last year's third quarter, with growth exceptionally strong in Florida, Arizona and Texas. The Wealth Management Group, which now administers $31.8 billion for significant family asset pools nationwide, also had solid performance with trust fees increasing 15%.

     With the opening of the Bloomfield Hills, Michigan and Beverly Hills, California offices, Northern Trust's network of Personal Financial Services offices now includes 66 locations in seven states. Three additional offices will open in the fourth quarter of 1998 or early 1999. Total personal trust assets under administration increased 14% from September 30, 1997 to $104.8 billion at September 30, 1998 but, reflecting the sharp decline in the equity markets during the quarter, decreased 5% from June 30, 1998. Of the personal trust assets under administration, $65.0 billion is managed by Northern Trust.

                                     -more-

     Trust fees from Corporate & Institutional Services (C&IS) in the quarter increased 12% and totaled $104.8 million compared to $93.7 million in the year-ago quarter, reflecting excellent new business. C&IS trust fees are derived from a full range of custody, investment and advisory services rendered to retirement and other asset pools of corporate and institutional clients worldwide, and all of these services contributed to the third quarter fee growth. Strong custody fees contributed approximately 25% of the growth in C&IS trust fees. New business drove a 30% increase in retirement services recordkeeping and consulting fees. Securities lending fees increased 11%, or $1.9 million, from the prior year quarter to $20.1 million. Corporate trust fees also benefited from $3.5 million in fees generated by Northern Trust Quantitative Advisors, Inc., a December 31, 1997 acquisition. On a sequential quarter basis, C&IS trust fees were down slightly because international securities lending fees benefit from increased borrowing in the second quarter due to the seasonal nature of dividends on certain international securities. Total C&IS trust assets under administration increased 11% from September 30, 1997 to $1.0 trillion at September 30, 1998 but, reflecting the decline in equity markets during the quarter, decreased 6% from June 30, 1998. Of the C&IS trust assets under administration, $155.7 billion is managed by Northern Trust. Trust assets under administration included approximately $176 billion of global custody assets.

     Foreign exchange trading profits were $23.6 million compared to the record $33.5 million in the third quarter of last year. The prior year results benefited from high levels of volatility in the Asian currencies and higher trading volumes as clients repositioned their securities portfolios with respect to these markets. Also, the current year's results were impacted by decreased volatility in the EMU currencies and lower client portfolio holdings in emerging markets.

     Total treasury management revenues from both fees and the computed value of compensating deposit balances increased 8% from the third quarter of 1997 to $24.4 million, reflecting the continued growth in business from both new and existing clients. The fee portion

                                     -more-
of these revenues accrued in the quarter was $17.6 million, up from $14.8 million in the comparable quarter last year. Security commissions and trading income of $6.9 million were unchanged from a year ago.

     Other operating income was $12.9 million for the third quarter compared with $22.0 million in the same period of last year. The prior year quarter included $10.0 million of nonrecurring income resulting from a settlement reached with Illinois banking regulators concerning the disposition of certain unclaimed balances accumulated over a number of years. Exclusive of this nonrecurring item, the increase over last year is primarily due to higher fees from trust deposit activities and banking services.

     Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $127.7 million, up 9% from the $117.6 million reported in last year's third quarter. The increase in net interest income reflects higher levels of noninterest-related funds, driven by increases in demand and noninterest-bearing deposits and common equity, and 16% growth in average earning assets. The asset growth included a 12% or $1.4 billion increase in loans and leases and a 35% or $2.2 billion increase in securities. The net interest margin decreased to 2.01% from 2.14% reported in the year-ago quarter. The decline in the margin is attributable to the flattening yield curve which has compressed interest rate spreads and a higher proportion of assets held in lower spread short-term securities.

     Nonperforming assets of $31.1 million at quarter-end decreased from $43.3 million at December 31, 1997 but were up slightly from $29.0 million at June 30, 1998. The overall quality of the loan portfolio remains strong. Nonaccrual and restructured loans of $29.5 million at quarter-end represent .22% of total loans and were covered 5.0 times by the $146.6 million reserve for credit losses. Third quarter net charge-offs, at .03% of average loans, totaled $1.1 million. The provision for credit losses of $1.0 million in the third quarter was $4.0 million below the comparable quarter in 1997.

                                     -more-

     Noninterest expenses totaled $243.8 million for the quarter, an increase of 4% or $9.1 million from the $234.7 million in the year-ago quarter. The prior year quarter included $8.9 million of technology-related special charges. Exclusive of these charges, noninterest expenses increased 8% from the year-ago level. Approximately 70% of the increase in recurring expenses related to salaries and employee benefits. In addition, the expense growth reflects costs associated with technology investments and business promotion.

     The increase in salaries and benefits was primarily attributable to staff growth and merit increases, which was partially offset by lower performance-based compensation. Staff levels increased from one year ago to support growth initiatives and strong new business in both PFS and C&IS. Staff on a full-time equivalent basis at September 30, 1998 totaled 7,950, up 8% from 7,337 at September 30, 1997, and up 5% from 7,553 at December 31, 1997. Lower performance-based compensation principally reflects lower accruals for stock-based compensation plans.

                                 BALANCE SHEET

     Balance sheet assets averaged $27.6 billion for the quarter, up 14% from last year's average of $24.2 billion, reflecting growth in loans and securities. Loans and leases averaged $13.4 billion for the quarter, an increase of $1.4 billion or 12%. Residential mortgages increased $645 million or 13% to average $5.6 billion for the quarter and represented 41% of the total loan portfolio. Commercial and industrial loans averaged $4.1 billion during the quarter compared to $3.6 billion in the third quarter of 1997. The securities portfolio increased $2.2 billion or 35% to $8.4 billion reflecting a higher level of investments in short-term U.S. agency securities. Money market assets averaged $3.4 billion in the quarter, down slightly from last year.

                                     -more-

     Common stockholders' equity averaged $1.7 billion, up 12% from last year's third quarter. The increase primarily reflects the retention of earnings offset in part by the repurchase of common stock pursuant to the Corporation's share buyback program. During the quarter, the Corporation acquired a total of 508,414 shares at a cost of $36.1 million. An additional 1.9 million shares may be purchased after September 30, 1998 under the current share buyback program.

                       NINE-MONTH PERFORMANCE HIGHLIGHTS

     Net income per common share increased 15% to $2.25 for the nine-month period ended September 30, 1998. Net income also increased 15% to $262.3 million compared with $228.1 million last year and resulted in a return on average common equity of 20.6%. The record performance for the nine-month period was driven by a 13% increase in recurring revenues while recurring expenses increased 12%.

     The 15% earnings per share growth for the nine-month period ended September 30, 1998, 160% productivity ratio, and 20.6% return on common equity met or exceeded each of our strategic financial targets.

     Trust fees totaled $599.6 million, up 19% from $504.0 million reported last year. Foreign exchange trading profits totaled $74.8 million, down 4% from last year's record performance. Treasury Management revenues from both fees and the computed value of compensating deposit balances increased 6% to $72.0 million. Net interest income, stated on a fully taxable equivalent basis, totaled $377.9 million, up 8% from the $349.4 million reported last year.

     The $8.0 million provision for credit losses was $2.0 million higher than the provision required in the first nine months of 1997. Noninterest expenses, excluding technology-related special charges, were up 12% and totaled $727.7 million compared to $649.3 million a year ago.

                                     -more-

                           FORWARD-LOOKING STATEMENTS

     This news release may be deemed to include forward-looking statements, such as statements that relate to financial goals, business outlook, expansion plans and credit quality. Actual results could differ materially from those indicated by these statements. Northern Trust's 1997 Annual Report to Stockholders and 1998 periodic reports to the SEC, including the section of the Quarterly Report on Form 10-Q for June 30, 1998 captioned "Forward-Looking Information", contain additional information about factors that could affect actual results.

                                     / / /

                         NORTHERN TRUST CORPORATION                       Page 1
               (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)
----------------------------------------------

                                                         THIRD QUARTER
                                            --------------------------------------
                                               1998          1997        % Change*
                                            --------------------------------------

Interest Income (Taxable Equivalent)           $402.6        $347.2          16 %
Interest Expense                                274.9         229.6          20
                                            ----------    ----------    --------
Net Interest Income (Taxable Equivalent)        127.7         117.6           9

Noninterest Income
  Trust Fees                                    203.6         177.4          15
  Treasury Management Fees                       17.6          14.8          18
  Foreign Exchange Trading Profits               23.6          33.5         (30)
  Security Commissions & Trading Income           6.9           6.9           -
  Other Operating Income                         12.9          22.0         (41)
  Investment Security Transactions                0.1           0.1           -
                                            ----------    ----------    --------
Total Noninterest Income                        264.7         254.7           4

Total Revenue (Taxable Equivalent)              392.4         372.3           5 (**)

Noninterest Expenses
  Salaries                                      126.3         116.4           8
  Pension and Other Employee Benefits            23.0          20.1          15
  Occupancy Expense                              17.4          17.7          (1)
  Equipment Expense                              15.9          17.6         (10)
  Other Operating Expenses                       61.2          62.9          (3)
                                            ----------    ----------    --------
Total Noninterest Expenses                      243.8         234.7           4 (**)

Provision for Credit Losses                       1.0           5.0         N/M
Taxable Equivalent Adjustment                     9.7           8.0          22
                                            ----------    ----------    --------
Income Before Income Taxes                      137.9         124.6          11
Provision for Income Taxes                       47.7          43.6           9
                                            ----------    ----------    --------

NET INCOME                                      $90.2         $81.0          11 %
                                             =========     =========     =======

Net Income Per Common Share
  Basic                                         $0.81         $0.72          13 %
  Diluted                                        0.78          0.70          11

Return on Average Common Equity                 20.55 %       20.68 %
Average Common Equity                        $1,718.2      $1,530.0          12 %
Return on Average Assets                         1.30 %        1.33 %

Common Dividend Declared per Share              $0.21         $0.18          17 %
Preferred Dividends (millions)                    1.2           1.3         N/M

Average Common Shares Outstanding (000s)
  Basic                                       110,518       111,066
  Diluted                                     114,714       114,720

(N/M) Not Meaningful
  (*) Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.
  (**) Exclusive of nonrecurring revenue of $10.0 million and nonrecurring expenses of $8.9 million included in the prior year results, the percentage change for both total revenue and noninterest expenses would be 8%.
Note: Certain reclassifications have been made to prior periods' financial statements to place them on a basis comparable with the current period's financial statements.

                           NORTHERN TRUST CORPORATION                     Page 2
               (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)
----------------------------------------------

                                                         NINE MONTHS
                                            ---------------------------------------
                                              1998          1997         % Change *
                                            ---------------------------------------
Interest Income (Taxable Equivalent)         $1,147.6        $995.5          15 %
Interest Expense                                769.7         646.1          19
                                            ----------    ----------    --------
Net Interest Income (Taxable Equivalent)        377.9         349.4           8

Noninterest Income
  Trust Fees                                    599.6         504.0          19
  Treasury Management Fees                       50.9          44.4          15
  Foreign Exchange Trading Profits               74.8          77.8          (4)
  Security Commissions & Trading Income          21.3          19.4          10
  Other Operating Income                         39.1          40.9          (4)
  Investment Security Transactions                1.3           0.7         N/M
                                            ----------    ----------    --------
Total Noninterest Income                        787.0         687.2          15

Total Revenue (Taxable Equivalent)            1,164.9       1,036.6          12 (**)

Noninterest Expenses
  Salaries                                      373.2         325.4          15
  Pension and Other Employee Benefits            69.3          61.7          12
  Occupancy Expense                              51.6          50.2           3
  Equipment Expense                              47.3          47.4         N/M
  Other Operating Expenses                      186.3         173.5           7
                                            ----------    ----------    --------
Total Noninterest Expenses                      727.7         658.2          11 (**)

Provision for Credit Losses                       8.0           6.0          33
Taxable Equivalent Adjustment                    27.1          24.5          11
                                            ----------    ----------    --------
Income Before Income Taxes                      402.1         347.9          16
Provision for Income Taxes                      139.8         119.8          17
                                            ----------    ----------    --------

NET INCOME                                     $262.3        $228.1          15 %
                                             =========     =========     =======

Net Income Per Common Share
  Basic                                         $2.34         $2.02          16 %
  Diluted                                        2.25          1.96          15

Return on Average Common Equity                 20.58 %       20.21 %
Average Common Equity                        $1,680.2      $1,484.7          13 %
Return on Average Assets                         1.31 %        1.30 %

Common Dividends Declared per Share             $0.63         $0.54          17 %
Preferred Dividends (millions)                    3.7           3.7         N/M

Average Common Shares Outstanding (000s)
  Basic                                       110,742       111,009
  Diluted                                     114,924       114,618
Common Shares Outstanding (EOP)               111,046       111,550

 (N/M) Not Meaningful
   (*) Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.
  (**) Exclusive of nonrecurring revenue of $10.0 million and nonrecurring expenses of $8.9 million included in the prior year results, the percentage change for total revenue and noninterest expenses would be 13% and 12%, respectively.

                          NORTHERN TRUST CORPORATION                      Page 3
               (Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)
-----------------------------

                                                                SEPTEMBER 30
                                                 -------------------------------------------
                                                     1998            1997         % Change *
                                                 -------------------------------------------
Assets
------
  Money Market Assets                               $5,341.9        $5,064.7           5 %
  Securities
    U.S. Government                                    327.0           779.7         (58)
    Federal Agency and Other                         5,672.0         4,728.7          20
    Municipal                                          460.2           405.4          14
    Trading Account                                     13.4            10.9          23
                                                 ------------    ------------    --------
   Total Securities                                  6,472.6         5,924.7           9
   Loans and Leases                                 13,600.8        12,223.7          11
                                                 ------------    ------------    --------
   Total Earning Assets                             25,415.3        23,213.1           9
   Reserve for Credit Losses                          (146.6)         (148.0)         (1)
   Cash and Due from Banks                           1,105.2         2,293.6         (52)
   Trust Security Settlement Receivables               338.7           302.4          12
   Buildings and Equipment                             334.4           312.4           7
   Other Nonearning Assets                           1,031.8           945.7           9
                                                 ------------    ------------    --------
  Total Assets                                     $28,078.8       $26,919.2           4 %
                                                 ============    ============    ========

Liabilities and Stockholders' Equity
------------------------------------
  Interest-Bearing Deposits
    Savings                                         $6,580.3        $5,752.0          14 %
    Other Time                                         668.6           743.9         (10)
    Foreign Office Time                              5,975.7         5,631.6           6
                                                 ------------    ------------    --------
   Total Interest-Bearing Deposits                  13,224.6        12,127.5           9
   Borrowed Funds                                    6,945.2         7,089.8          (2)
   Senior Notes and Long-Term Debt                   1,430.2         1,596.1         (10)
                                                 ------------    ------------    --------
   Total Interest-Related Funds                     21,600.0        20,813.4           4
   Demand & Other Noninterest-Bearing Deposits       3,817.0         3,715.9           3
   Other Liabilities                                   783.1           692.4          13
                                                 ------------    ------------    --------
   Total Liabilities                                26,200.1        25,221.7           4
   Common Equity                                     1,758.7         1,577.5          11
   Preferred Equity                                    120.0           120.0           -
                                                 ------------    ------------    --------
  Total Liabilities and Stockholders' Equity       $28,078.8       $26,919.2           4 %
                                                 ============    ============    ========

                          NORTHERN TRUST CORPORATION                      Page 4
               (Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)
-------------------------------------

                                                            THIRD QUARTER
                                              -------------------------------------------
                                                  1998            1997         % Change *
                                              -------------------------------------------
Assets
------
  Money Market Assets                            $3,388.0        $3,553.1          (5)%
  Securities
    U.S. Government                                 339.3           787.4         (57)
    Federal Agency and Other                      7,598.5         5,035.0          51
    Municipal                                       443.0           401.3          10
    Trading Account                                  12.5             8.4          48
                                              ------------    ------------    --------
   Total Securities                               8,393.3         6,232.1          35
   Loans and Leases                              13,428.4        12,001.2          12
                                              ------------    ------------    --------
   Total Earning Assets                          25,209.7        21,786.4          16
   Reserve for Credit Losses                       (146.6)         (148.2)         (1)
   Nonearning Assets                              2,498.1         2,525.2          (1)
                                              ------------    ------------    --------
  Total Assets                                  $27,561.2       $24,163.4          14 %
                                              ============    ============    ========

Liabilities and Stockholders' Equity
------------------------------------
  Interest-Bearing Deposits
    Savings                                      $6,381.9        $5,840.6           9 %
    Other Time                                      678.1           771.0         (12)
    Foreign Office Time                           5,927.9         5,261.0          13
                                              ------------    ------------    --------
   Total Interest-Bearing Deposits               12,987.9        11,872.6           9
   Borrowed Funds                                 7,434.8         4,961.0          50
   Senior Notes and Long-Term Debt                1,095.9         1,554.9         (30)
                                              ------------    ------------    --------
   Total Interest-Related Funds                  21,518.6        18,388.5          17
   Demand & Other Noninterest-Bearing Deposits    3,584.8         3,422.8           5
   Other Liabilities                                619.6           702.1         (12)
                                              ------------    ------------    --------
   Total Liabilities                             25,723.0        22,513.4          14
   Common Equity                                  1,718.2         1,530.0          12
   Preferred Equity                                 120.0           120.0           -
                                              ------------    ------------    --------
  Total Liabilities and Stockholders' Equity    $27,561.2       $24,163.4          14 %
                                              ============    ============    ========

                        NORTHERN TRUST CORPORATION                        Page 5
             (Supplemental Consolidated Financial Information)

Quarterly Trend Data ($ In Millions)
------------------------------------

                                                                 1998                          1997
                                                               Quarters                      Quarters
                                                  -----------------------------------  ----------------------
                                                     Third       Second       First      Fourth       Third
                                                  -----------------------------------  ----------------------
Net Income Summary
------------------
   Trust Fees                                         $203.6      $202.3      $193.7      $185.2      $177.4
   Other Noninterest Income                             61.1        63.4        62.9        62.1        77.3
   Net Interest Income (Taxable Equivalent)            127.7       128.2       122.0       121.5       117.6
                                                  -----------  ----------  ----------  ----------  ----------
     Total Revenue (Taxable Equivalent)                392.4       393.9       378.6       368.8       372.3
   Provision for Credit Losses                           1.0         3.0         4.0         3.0         5.0
   Noninterest Expenses                                243.8       247.7       236.2       233.6       234.7
                                                  -----------  ----------  ----------  ----------  ----------
     Pretax Income (Taxable Equivalent)                147.6       143.2       138.4       132.2       132.6
   Taxable Equivalent Adjustment                         9.7         9.0         8.4         8.2         8.0
   Provision for Income Taxes                           47.7        47.0        45.1        42.7        43.6
                                                  -----------  ----------  ----------  ----------  ----------
     Net Income                                        $90.2       $87.2       $84.9       $81.3       $81.0
                                                  ===========  ==========  ==========  ==========  ==========

Per Common Share
----------------
   Net Income - Basic                                  $0.81       $0.78       $0.75       $0.72       $0.72
              - Diluted                                 0.78        0.75        0.73        0.70        0.70
   Dividend Declared                                    0.21        0.21        0.21        0.21        0.18
   Book Value (EOP)                                   $15.84      $15.46      $15.07      $14.54      $14.14
   Market Value (EOP)                                  68.25       76.25       74.75       69.75       59.13

Ratios
------
   Return on Average Common Equity                     20.55 %     20.48 %     20.73 %     20.04 %     20.68 %
   Return on Average Assets                             1.30        1.32        1.32        1.25        1.33
   Net Interest Margin                                  2.01        2.14        2.11        2.07        2.14
   Productivity Ratio *                                  161 %       159 %       160 %       158 %       159 %
   Risk-based Capital Ratios
       Tier 1                                            9.4 %       9.3 %       9.8 %       9.6 %       9.9 %
       Total (Tier 1 + Tier 2)                          12.7        12.6        13.0        12.8        13.2
       Leverage                                          6.9         7.0         7.0         6.9         7.3

Trust Assets ($ in Billions) - EOP **
-------------------------------------
   Corporate                                        $1,024.5    $1,090.3    $1,056.5      $983.4      $920.4
   Personal                                            104.8       110.2       105.5        95.9        91.7
                                                  -----------  ----------  ----------  ----------  ----------
     Total Trust Assets                             $1,129.3    $1,200.5    $1,162.0    $1,079.3    $1,012.1
                                                  ===========  ==========  ==========  ==========  ==========
   Memo: Managed Assets                                220.7       228.7       216.5       196.6       164.5

Asset Quality ($ in Millions) - EOP
-----------------------------------
   Nonaccrual and Restructured Loans                   $29.5       $27.0       $36.2       $41.4       $46.3
   Other Real Estate Owned (OREO)                        1.6         2.0         3.0         1.9         4.1
                                                  -----------  ----------  ----------  ----------  ----------
     Total Nonperforming Assets                        $31.1       $29.0       $39.2       $43.3       $50.4
                                                  ===========  ==========  ==========  ==========  ==========
     Nonperforming Assets / Loans & OREO                0.23 %      0.21 %      0.30 %      0.34 %      0.41 %

   Gross Charge-offs                                    $1.5        $4.6        $4.7        $5.4        $6.0
   Gross Recoveries                                      0.4         0.4         0.8         2.0         0.6
                                                  -----------  ----------  ----------  ----------  ----------
     Net Charge-offs                                    $1.1        $4.2        $3.9        $3.4        $5.4
                                                  ===========  ==========  ==========  ==========  ==========
   Net Charge-offs (Annualized) to Average Loans        0.03 %      0.13 %      0.12 %      0.11 %      0.18 %
   Reserve for Credit Losses                          $146.6      $146.7      $147.7      $147.6      $148.0
   Reserve to Nonaccrual and Restructured Loans          496 %       543 %       408 %       356 %       319 %

  (*) The productivity ratio is defined as total revenue on a taxable equivalent basis divided by noninterest expenses.
 (**) Effective 1/1/98, the Middle Market segment was transferred to C&IS from PFS. Trust assets and fees for all periods have been restated.